                                                                  EXHIBIT 12.1


               Computation of Ratio of Earnings to Fixed Charges
                   (in thousands of dollars, except ratios)

                                                                  Historical                                  Pro forma
                                                              Fiscal Years Ended
                          -------------------------------------------------------------------------------------------------
                                                                                                Pro forma      Pro forma
                                                                                                 before          after
                             1/1/95        12/31/95     12/29/96     12/28/97      12/31/98      Coleman        Coleman
                             ------        --------     --------     --------      --------       Merger         Merger
                                                                                                 12/31/98       12/31/98
                                                                                                ---------      ---------

Earnings:
  Pretax income (loss)
   from continuing
    operations.........  $  144,794.0  $   60,635.0  $ (261,805.0) $   92,670.0  $ (796,348.0) $ (822,088.0) $ (834,136.0)

  Add:  Fixed charges,
    below..............      10,774.3      15,571.7      16,654.7      14,747.7     141,257.7     168,675.7     176,114.7
  Less:  Interest
   capitalized.........        (867.0)     (3,268.0)       (400.0)       (900.0)       (800.0)       (800.0)       (800.0)
                         -------------------------------------------------------------------------------------------------
                         $  154,701.3  $   72,938.7  $ (245,550.3) $  106,517.7  $ (655,890.3) $ (654,212.3) $ (658,821.3)
                         -------------------------------------------------------------------------------------------------

Fixed Charges:
  Interest expense.....  $    6,974.0  $    9,437.0  $   13,588.0  $   11,381.0  $  131,091.0  $  158,509.0  $  165,948.0
  Capitalized interest.         867.0       3,268.0         400.0         900.0         800.0         800.0         800.0
   1/3 rent expense....       2,933.3       2,866.7       2,666.7       2,466.7       9,366.7       9,366.7       9,366.7
                         -------------------------------------------------------------------------------------------------
                         $   10,774.3  $   15,571.7  $   16,654.7  $   14,747.7  $  141,257.7  $  168,675.7  $  176,114.7
                         -------------------------------------------------------------------------------------------------
Ratio of earnings to
  fixed charges........          14.4           4.7                         7.2
Amount by which earnings
  do not meet fixed
  charges..............                                $262,205.0                  $797,148.0    $822,888.0    $834,936.0


                                                                  EXHIBIT 12.1

               Computation of Ratio of Earnings to Fixed Charges
                   (in thousands of dollars, except ratios)


                                                 Historical           Pro forma
                                             Nine Months Ended
                                            ---------------------------------------
                                                                    Pro forma after
                                                                     Coleman Merger
                                            9/30/98       9/30/99       9/30/99
                                            -------       ------        -------

Earnings:
  Pretax income (loss) from continuing
    operations........................   $ (476,087.0) $ (129,024.0)  $ (138,060.0)
  Add:  Fixed charges, below .........       93,959.7     144,789.7      150,368.7
  Less:  Interest capitalized ........         (646.0)     (1,085.0)      (1,085.0)
                                         ------------------------------------------
                                         $ (382,773.3) $   14,680.7   $   11,223.7
                                         ------------------------------------------

Fixed Charges:
  Interest expense ...................   $   88,476.0  $  136,631.0   $  142,210.0
  Capitalized interest ...............          646.0       1,085.0        1,085.0
  1/3 rent expense ...................        4,837.7       7,073.7        7,073.7
                                         ------------------------------------------
                                             93,959.7  $  144,789.7   $  150,368.7
                                         ------------------------------------------
Ratio of earnings to fixed charges....
Amount by which earnings do not meet
  fixed charges ......................   $  476,733.0  $ 130,109.0    $  139,145.0
